Exhibit 99.1

Cherokee Global Brands	Addo Communications, Inc.
5990 Sepulveda Blvd., Suite 600	12121 Wilshire Blvd, Suite 775
Sherman Oaks, CA 91411	Los Angeles, CA 90025
(818) 908-9868	(310) 829-5400
Contact: Jason Boling, CFO	Contact: Andrew Greenebaum/Patricia Nir

Cherokee Global Brands Reports First Quarter Fiscal Year 2015 Financial Results

•                  First quarter revenues increased 23.7% to $10.0 million

•                  First quarter net income increased 121.4% to $3.6 million

•                  First quarter EPS increased 121.4% to $0.43 per diluted share

•                  Announce Corporate Rebranding Initiative to ‘Cherokee Global Brands’

SHERMAN OAKS, CA (June 10, 2014) — Cherokee Global Brands (NASDAQ: CHKE), a global marketer of style-focused lifestyle brands, today reported financial results for the first quarter ended May 3, 2014.

Revenues for the first quarter increased 23.7% to $10.0 million, compared with $8.1 million in the prior-year period.  The increase in revenues relates to continuing organic growth of the Cherokee brand and the recent Tony Hawk brands acquisition. SG&A expenses totaled $4.8 million, an 11% decrease from $5.4 million in the prior-year period. The decrease in SG&A was due to approximately $1.0 million of professional and consulting fees that did not recur in the first quarter fiscal 2015. On a Non-GAAP basis SG&A expenses totaled $4.8 million, or 48% of sales compared to $4.4 million, or 55% percent of sales versus the prior year period.  The improvement on a percentage basis was due to the Company’s continued focus to leverage its operating structure and improve operating margins.

Net income totaled $3.6 million, or $0.43 per diluted share, compared with $1.6 million, or $0.19 per diluted share, in the first quarter of 2014. On a Non-GAAP basis net income totaled $3.6 million, or $0.43 per diluted share, compared with $2.2 million, or $0.27 per diluted share in the prior year period. A reconciliation of GAAP to non-GAAP financials can be found in a table at the end of this release.

The company also announced its corporate rebranding initiative as ‘Cherokee Global Brands’. The rebranding offers a refreshed image, logo and marketing materials to better communicate its strong leadership position within the licensing industry and efforts to provide exemplary service on a global basis to its retailers, licensees and potential future partners.

“This is an exciting time for Cherokee Global Brands. The first quarter marked our strongest top and bottom line results since I joined the Company three years ago, and an extremely solid start to the fiscal year,” said Chief Executive Officer Henry Stupp. “Consistent with our initiatives, our focus lies on taking our group of brands, and making them even better, while expanding our global footprint. We continue to unlock the value and potential of Cherokee Global Brands through our turn-key 360o degree licensing model. Through this transformation we are now able to deliver higher quality product and services than ever before. We will continue to make investments in our brands and partnerships to enhance Cherokee Global Brands and helping our partners achieve success.”

At May 3, 2014, the Company had cash and cash equivalents of $1.6 million, compared to $3.6 million at February 1, 2014.

Conference Call

The Company will host a conference call on Tuesday, June 10, 2014 at 5:30 a.m. PT / 8:30 a.m. ET.  A slide presentation will accompany the prepared remarks and has been posted along with the webcast link on Cherokee’s website.

To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time and use conference ID: 13583549. The earnings call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at http://www.cherokeeglobalbrands.com.

For those unable to participate during the live broadcast, a replay will be through Thursday, June 17, 2014, at 8:59 p.m. PT / 11:59 p.m. ET.  To access the replay, dial (877) 870-5176 (U.S.) or (858) 384-5517 (International) and use conference ID: 13583549.

About Cherokee Inc.

Cherokee Inc. is a global marketer and manager of a portfolio of Fashion and Lifestyle brands including Cherokee®, Carole Little®, Tony Hawk® and Hawk Brands®, Liz Lange® and Sideout®, in multiple consumer product categories and sectors around the world. The Company has license agreements with premier retailers and manufacturers covering over 40 countries around the world including Target Stores (U.S. and Canada), Kohl’s (U.S.), Tesco (U.K., Ireland and certain Central European countries), RT-Mart (Peoples Republic of China), Pick ‘n Pay (South Africa), Falabella (Chile, Peru and Colombia), Arvind Mills (India and certain Middle Eastern countries), Shufersal LTD. (Israel), Comercial Mexicana (Mexico), Eroski (Spain), Nishimatsuya (Japan), Magnit (Russia), Landmark Group’s Max Stores (certain Middle East and North Africa countries), and the TJX Companies (U.S., Canada and Europe).

Statements included within this news release may contain forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. When used, the words “anticipates,” “believes,” “expects,”“may,”“should,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding potential future business development) involve known and unknown risk and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties, include, but are not limited to, the effect of global economic conditions, the financial condition of the apparel and retail industry, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands, the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee, Tony Hawk, Hawk Liz Lange, Completely Me, Sideout and Carole Little branded products, the Company’s dependence on Target for most of the Company’s revenues and the Company’s dependence on its key management personnel. The risks included here are not exhaustive. A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for Fiscal Year 2014, and in its periodic reports on Forms 10-Q and 8-K. This release also includes a discussion of "non-GAAP financial measures" as that term is defined in Regulation G, including non-GAAP SG&A, net income and earnings per share. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company's financial results prepared in accordance with GAAP are provided below. Management believes that expenses such as the Hawk  acquisition expenses and the remediation expenses make it difficult for investors to evaluate the underlying performance of the business and that non-GAAP SG&A net income and EPS metrics excluding these expenses and related tax effects provides a useful measure of performance for the quarter and Fiscal Year as it offers consistency and comparability with past financial performance, facilitates period-to-period comparisons, and enables better comparisons with other peer companies.

Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.

CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

Unaudited

(amounts in thousands, except share and per share amounts)

	May 3, 2014	February 1, 2014
Assets
Current assets:
Cash and cash equivalents	$1,629	$3,634
Receivables	10,159	6,056
Income taxes receivable	—	252
Prepaid expenses and other current assets	603	293
Deferred tax asset	239	239
Total current assets	12,630	10,474
Trademarks, net	40,471	40,683
Deferred tax asset	1,382	1,678
Property and equipment, net	1,281	1,222
Other assets	52	54
Total assets	$55,816	$54,111

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrueds	$1,776	$2,206
Current portion of long term debt	7,308	6,991
Income taxes payable	708	212
Accrued dividends	420	—
Deferred revenue—current	50	94
Accrued compensation payable	452	277
Total current liabilities	10,714	9,780
Long term liabilities:
Long term debt	23,317	25,144
Income taxes payable	430	1,179
Other non-current	94	109
Total liabilities	34,555	36,212
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, 8,403,500 issued and outstanding at May 3, 2014 and 8,403,500 issued and outstanding at February 1, 2014	167	167
Additional paid-in capital	21,259	21,069
Retained deficit	(165)	(3,337)
Total stockholders’ equity	21,261	17,899
Total liabilities and stockholders’ equity	$55,816	$54,111

CHEROKEE INC.

CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(amounts in thousands, except per share amounts)

	Three Months ended
	May 3, 2014	May 4, 2013

Royalty revenues	$9,960	$8,053
Selling, general and administrative expenses	4,562	4,967
Amortization of trademarks	232	405

Operating income	5,166	2,681

Other income (expense):
Interest (expense)	(241)	(132)
Interest income and other income (expense), net	—	(9)

Total other income (expense), net	(241)	(141)

Income before provision for income taxes	4,925	2,540

Income tax provision	1,333	918

Net income	$3,592	$1,622

Basic earnings per share	$0.43	$0.19

Diluted earnings per share	$0.43	$0.19

Weighted average shares outstanding:
Basic	8,396	8,393

Diluted	8,423	8,420

Dividends declared per share	$0.05	$0.10

CHEROKEE INC.

GAAP TO NON-GAAP FINANCIAL METRICS

Unaudited

(amounts in thousands, except percentages and per share amounts)

	Three months ended
	May 3, 2014	May 4, 2013

GAAP Royalty revenues	$9,960	$8,053

Selling, general and administrative expenses:
GAAP Selling, general and administrative expenses	4,794	5,372
Professional fees	—	958
Non-GAAP selling, general and administrative expenses	$4,794	$4,414
Non-GAAP selling, general and administrative expenses as a percentage of revenue	48%	55%

Operating income:
GAAP Operating income	5,166	2,681
Professional fees		958
Non-GAAP Operating income	$5,166	$3,639
Non-GAAP Operating income as a percentage of revenue	52%	45%

Net income:
GAAP Net income	3,592	1,622
Professional fees	—	958
Tax affect	—	(346)
Non-GAAP Net income	$3,592	$2,234

Non-GAAP Diluted earnings per share	$0.43	$0.27

Weighted average diluted shares outstanding:	8,423	8,420

EBITDA:
GAAP EBITDA	5,501	3,168
Professional fees	—	958
Non-GAAP EBITDA	$5,501	$4,126
Non-GAAP EBITDA as a percentage of revenue	55%	51%

Effective Tax Rate:	27.1%	36.1%